UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 625

Arlington, VA 22203

(Address of principal executive offices, including zip code)

(571) 349-9450

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2018, George F. McKenzie informed the Board of Trustees of Chesapeake Lodging Trust (the “Trust”) of his intention to resign from the Trust’s Board of Trustees (the “Board”) at the end of his current term expiring on, and not to stand for re-election at, the Trust’s 2018 Annual Meeting. Mr. McKenzie has served as a member of the Board since the Trust’s IPO in 2010, and the Board appreciates his dedication to the Trust and its shareholders.

The Board does not intend to designate a substitute candidate for election to the Board at the 2018 Annual Meeting, to be held on June 14, 2018. Other than Mr. McKenzie, the nominees named in the Trust’s Definitive Proxy Statement filed April 30, 2018 (the “Proxy”) will stand for election at the 2018 Annual Meeting. Notwithstanding Mr. McKenzie’s resignation and withdrawal as a nominee, the form of proxy card included in the original distribution of the Proxy remains valid; any votes that are submitted with instructions to vote for all the Board’s nominees will be voted only for the remaining nominees as named in the Proxy. If all other nominees are elected by the requisite vote, the Board will remain at seven members following the Trust’s 2018 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE LODGING TRUST

By:	/s/ Graham J. Wootten
Name:	Graham J. Wootten
Title:	Senior Vice President and Chief Accounting Officer

Dated: June 8, 2018